UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events.

On March 1, 2013, InterMune, Inc. (“InterMune”) reported that it had concluded pricing and reimbursement discussions with the Pricing and Reimbursement Commission (CPR) of the Italian Medicines Agency (“AIFA”), the national authority responsible for drug regulation in Italy. Specifically, InterMune and the CPR of the AIFA have reached an agreement regarding the pricing and reimbursement conditions of Esbriet® (pirfenidone) for the treatment of adult patients with mild to moderate idiopathic pulmonary fibrosis (IPF). The terms and conditions of the agreement on pricing and reimbursement are consistent with InterMune’s expectations.

Before a new product can be launched in Italy, the final pricing and reimbursement agreement with the CPR must be approved by the Board of the AIFA and the publication of its approval must appear in the Gazzetta Ufficiale della Repubblica Italiana (Official Gazette of the Italian Republic), the official journal of record of the Italian Government. The AIFA board approval and publication process for Esbriet is expected to take approximately 6 to 12 weeks. Additional details on the pricing and reimbursement conditions for Esbriet in Italy will be provided coincident with the AIFA board approval and the publication of its approval in the Official Gazette. InterMune anticipates launching Esbriet in Italy promptly following publication of the agreement’s approval in the Official Gazette.

At the initiation of treatment with Esbriet therapy, patients with mild to moderate IPF will be recorded in a registry maintained by the AIFA. Registries are common in Italy for specialty medicines. Reimbursement for Esbriet will be subject to a risk sharing agreement, an approach which is common in Italy for specialty and cancer medicines. These agreements typically involve refunding of the cost of a patient’s medicine if certain performance metrics of that patient are not met over a predefined period of time. InterMune projects that the costs of Esbriet therapy for approximately 10% of new patients may be subject to refund in the form of a credit note as a result of the risk sharing agreement. The Esbriet price agreed upon with the CPR supports the expected costs of the agreed upon risk sharing agreement, and on a net basis achieves InterMune’s revenue expectations for Esbriet in Italy.

This Report contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that reflect InterMune’s judgment and involve risks and uncertainties as of the date of this release, including without limitation the statements related to the final approval and publication of pricing and reimbursement for Esbriet in Italy, including the projected timing thereof; InterMune’s expectations of the commercial launch of Esbriet in Italy; InterMune’s expectations on the percentage of patients whose cost of medicines will be subject to refund under the risk sharing agreement; and InterMune’s expectations with respect to the costs of the risk sharing agreement. All forward-looking statements and other information included in this Report are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in InterMune’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2013 (the “Form 10-K”) and other periodic reports filed with the SEC, including but not limited to the following: (i) the risks related to the uncertain, lengthy and expensive clinical development process for the company’s product candidates, including having no unexpected safety, toxicology, clinical or other issues and having no unexpected clinical trial results such as unexpected new clinical data and unexpected additional analysis of existing clinical data; (ii) risks related to unexpected regulatory actions or delays or government regulation generally; and (iii) risks related to our ability to successfully commercialize Esbriet in the EU. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the Form 10-K and InterMune’s other periodic reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2013	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Senior Vice President of Finance Administration and Chief Financial Officer